SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2008 (February 5, 2008)
________________________________

SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

________________________________

Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)
(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  ITEM 5.02 RESIGNATION OF DIRECTOR AND CHANGE OF DIRECTORS.

Effective February 5, 2008, Bruce Simpson resigned from his position as a member of the Board of Directors (the “Board”) of Sinofresh HealthCare, Inc. (“SinoFresh” or the “Company”).  We do not believe that there were any disagreements between Mr. Simpson and the Company.  Mr. Razek Azizi was appointed to the Board on February 5, 2008 to replace Mr. Simpson.

On August 24, 2007, Mr. Azizi and certain other members of the Financial Group (the “Buyers”), purchased Senior Secured Convertible Debentures (the “Debentures”) issued by the Company and assumed all rights, liabilities and obligations thereunder, including without limitation, all rights to security interests in all of the Company’s assets, and other ancillary documents securing the obligations underlying the Debentures, all as set forth on Form 8-K filed by the Company on September 17, 2007.  Such Debentures matured on December 6, 2006 and were in default at the time of acquisition by the Buyers.

On September 11, 2007, Company and Buyers agreed to convert the Debentures having a face value of $666,750 into shares of the Company’s no par value common stock (the “Common Stock”) at a rate of $0.20 per share, resulting in the issuance of an aggregate 3,333,750 shares of Common Stock (the “Conversion Shares”).  The Conversion Shares were issued to Beneficial Healthcare, a private Californiacompany of which Mr. Azizi is the President (“Beneficial Healthcare”).

On October 31,2007, Beneficial Healthcare purchased from a third party Senior Secured Convertible Debentures having a face value of $400,000, convertible into 2,000,000 shares of common stock at $0.20 per share.  Such Debentures matured on December 6, 2006 and are currently in default.  As a result of such transaction, Beneficial Healthcare is a senior secured debt holder of the Company with a lien on all assets of the Company.

In addition, on May 25, 2007, SinoFresh entered into a material definitive agreement, the terms of which are set out in a memorandum of understanding (the “MOU”) with a group of investors (“The Financial Group” or the “Investors”) led by Razek Azizi.  Pursuant to the terms of the MOU, the Investors were to receive 25,000,000 shares of common stock of SinoFresh in consideration for $5,000,000.  The MOU also grants the Investors the right to name three directors to the Board of Directors of the Company.

Additionally, pursuant to the MOU, Investors obtained an option to invest an additional $2 million, in consideration of which they would be entitled to receive 50% of all of SinoFresh profits generated from all foreign sales.  SinoFresh further agreed not to encumber any of its intellectual property without the “full approval” of the Investors.   To date no money has been raised in connection with the MOU.

The investment contemplated by the MOU was to occur not later than July 9, 2007, unless extended by agreement among the parties.  The MOU has not been extended by the parties and any investment pursuant thereto is subject to agreement among the parties as to the form and content of final documentation with respect to any such investment.

ITEM 9.01EXHIBITS

4.02 Memorandum of Understanding

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: February 8, 2008	By:	/s/ Charles A. Fust
Charles A. Fust
Chairman & Chief Executive Officer